                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED

                      INVENTORY LOAN AND SECURITY AGREEMENT



                                 by and between



                            SILVERLEAF RESORTS, INC.,
                                  ("Borrower")


                                       and



                             HELLER FINANCIAL, INC.,
                                   ("Lender")






                             as of September 1, 1999

                                TABLE OF CONTENTS




                                                                                                               Page
                                                                                                               ----
SECTION 1 THE LOAN................................................................................................1
         1.1      Loan............................................................................................1
         1.2      Term............................................................................................2
         1.3      Interest Rate...................................................................................2
         1.4      Payments........................................................................................2
         1.5      Prepayments.....................................................................................2
         1.6      Releases of Timeshare Interests.................................................................2

SECTION 2 COLLATERAL..............................................................................................3
         2.1      Grant of Security Interest......................................................................3

SECTION 3 CONDITIONS PRECEDENT TO ADVANCES........................................................................4
         3.1      Request for Advance.............................................................................4
         3.2      Conditions Precedent to Initial Advance.........................................................4
         3.3      Conditions Precedent to Additional Advances.....................................................4
         3.4      Security Interests..............................................................................4
         3.5      Representations and Warranties..................................................................4
         3.6      No Default......................................................................................4
         3.7      Performance of Agreements.......................................................................5
         3.8      Fees and Expenses...............................................................................5

SECTION 4 GENERAL REPRESENTATIONS AND WARRANTIES..................................................................5
         4.1      Organization, Standing, Qualification, Borrower Existence.......................................5
         4.2      Authorization and Enforceability................................................................5
         4.3      Title to Properties: Prior Liens................................................................6
         4.4      Litigation and Proceedings......................................................................6
         4.5      Licenses and Permits............................................................................6
         4.6      Environmental Matters...........................................................................6
         4.7      Full Disclosure.................................................................................6
         4.8      Margin Regulations..............................................................................6
         4.9      No Defaults.....................................................................................6
         4.10     Compliance with Law.............................................................................7
         4.11     Employer Benefit Plans..........................................................................7
         4.12     Representations as to the Resorts...............................................................7
         4.13     Collateral......................................................................................8

SECTION 5 AFFIRMATIVE COVENANTS...................................................................................8

         5.1      Payment and Performance of Indebtedness.........................................................8
         5.2      Insurance.......................................................................................9
         5.3      Condemnation....................................................................................9
         5.4      Reporting Requirements..........................................................................9
         5.5      Claims..........................................................................................9
         5.6      Title...........................................................................................9
         5.7      Subordinated Obligations........................................................................9
         5.8      Further Assurances..............................................................................9
         5.9      Affirmative Covenants in Other Documents.......................................................10
         5.10     Suspension of Sales............................................................................10

SECTION 6 NEGATIVE COVENANTS.....................................................................................10
         6.1      Negative Covenants in Other Documents..........................................................10
         6.2      Use of Lender Name.............................................................................10
         6.3      Material Adverse Change........................................................................10

SECTION 7 EVENTS OF DEFAULT......................................................................................11
         7.1      Payments.......................................................................................11
         7.2      Covenant Defaults..............................................................................11
         7.3      Warranties or Representations..................................................................11
         7.4      Involuntary Proceedings........................................................................11
         7.5      Proceedings....................................................................................11
         7.6      Attachment, Judgment, Tax liens................................................................11
         7.7      Insolvency.....................................................................................12
         7.8      Default by Borrower in Other Agreements........................................................12
         7.9      Default under Deed of Trust....................................................................12
         7.10     Default Under Other Loans......................................................................12
         7.11     Cross Default, Cross Collateralization.........................................................12

SECTION 8 REMEDIES...............................................................................................13
         8.1      Remedies Upon Default..........................................................................13
         8.2      Application of Collateral: Termination of Agreements...........................................13
         8.3      Waivers........................................................................................13
         8.4      Cumulative Rights..............................................................................14
         8.5      Expenditures by Lender.........................................................................14

SECTION 9 CERTAIN RIGHTS OF LENDER...............................................................................14
         9.1      Protection of Collateral.......................................................................14
         9.2      Performance by Lender..........................................................................14
         9.3      Fees and Expenses..............................................................................14
         9.4      Lender's Right of Set-Off......................................................................15
         9.5      Assignment of Lender's Interest................................................................15
         9.6      Power of Attorney..............................................................................15
         9.7      Indemnification of Lender......................................................................15

                                      -ii-


SECTION 10 MISCELLANEOUS.........................................................................................16
         10.1     Notice.........................................................................................16
         10.2     Survival.......................................................................................17
         10.3     GOVERNING LAW..................................................................................17
         10.4     Limitation on Interest.........................................................................17
         10.5     Invalid Provisions.............................................................................17
         10.6     Counterparts; Effectiveness....................................................................17
         10.7     No Duty........................................................................................17
         10.8     Lender Not Fiduciary...........................................................................18
         10.9     Entire Agreement...............................................................................18
         10.10    Venue..........................................................................................18
         10.11    Jury Trial Waiver..............................................................................18
         10.12    Directly or Indirectly.........................................................................19
         10.13    Headings.......................................................................................19
         10.14    Broker's Fees..................................................................................19




                                    SCHEDULES


APPENDIX 1        -     Definition of Terms

SCHEDULE 3.2      -     Closing Deliveries

SCHEDULE 4.4      -     List of Litigation Matters

                                    EXHIBITS

EXHIBIT A                  -        Permitted Exceptions

EXHIBIT B                  -        Legal Description for the Resorts

EXHIBIT C                  -        Request for Advance

EXHIBIT D                  -        Form of Assignment of Beneficial Interest/Form of Deed of Trust
                                    Or Mortgage

EXHIBIT E                  -        Approved Resorts, Appraisals and Pending Receipt of Opinion
                                    Letters for All States Except Texas

EXHIBIT F                  -        Silverleaf Resorts, Inc.
                                    Ownership and Management of Resorts

EXHIBIT 5.7                -        Borrower's Debts, Liabilities and Obligations to Any Affiliates
                                    Of Borrower


           AMENDED AND RESTATED INVENTORY LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED INVENTORY LOAN AND SECURITY AGREEMENT ("Agreement") dated September 1, 1999, is made by and between SILVERLEAF RESORTS, INC., a Texas corporation f/k/a SILVERLEAF VACATION CLUB, INC., f/k/a ASCENSION RESORTS, LTD. d/b/a/ SILVERLEAF RESORTS, LTD., a Texas limited partnership, ("BORROWER") whose address is 1221 Riverbend, Suite 120, Dallas, Texas 75247, and Heller Financial, Inc., a Delaware corporation whose address is 500 West Monroe Street, Chicago, Illinois 60661 ("LENDER").

                                    RECITALS:

         WHEREAS, on December 27, 1995 Borrower and Lender entered into this certain Loan and Security Agreement (the "Original Inventory Loan") as amended on February 28, 1996 and December 27, 1996; and

         Borrower desires Lender to make Borrower a revolving inventory loan to finance its existing unsold timeshare interval inventory at certain resorts, and to provide funds for new timeshare intervals at such resorts; and

         The parties desire to amend and restate the terms of the Original Inventory Loan as set forth herein.

         Borrower's obligations under the revolving loan will be evidenced and secured by the loan documents as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                                   SECTION 1

                                    THE LOAN

         1.1 LOAN. During the Availability Period the proceeds of the Loan subject to Availability shall be advanced and readvanced from time to time by Lender to Borrower as a single continuous revolving loan that allows Borrower to borrow, repay, reborrow and repay without penalty or premium, subject to the provisions contained in this Agreement and the other Loan Documents. Each
Advance: (a) shall be in minimum amounts of $200,000 plus the applicable Advance Fee which Borrower acknowledges shall be advanced by Lender for its own account at the time of each Advance; and (b) shall be made no more frequently than monthly. Requests for Advances shall be made at least ten (10) business days prior to the date of disbursement and shall be in the form of EXHIBIT C. In no event shall Lender make Advances in excess of $1,600 per each Eligible Unsold Timeshare Interval and then only on a one-time basis per each such Interval; provided, however that if an Interval previously released (in accordance with Section 2.6 hereof) is returned to inventory, Lender may, subject to the terms and conditions of this Agreement, make additional advances against such returned Interval. Lender shall have no obligation to make Advances hereunder to the extent any requested Advance would cause the outstanding principal balance of the Loan, at any time, to exceed $10,000,000 in the aggregate nor $5,000,000 for Eligible Unsold Timeshare Intervals at any one Resort. In addition, at no time shall Lender be required to advance outstanding loans in excess of $50,000,000 in the aggregate under this Loan and the Receivables Loan (the Receivables Loan also includes a $20,000,000 commitment by UnionBank of California) nor shall the aggregate amount of Advances outstanding at any time hereunder and under the Receivables Loan secured by Assignments of Beneficial Interests in the Oak N' Spruce Resort Trust exceed $5,000,000 (the "Oak N' Spruce Limitation").

         1.2 TERM. The Loan shall be for a term of thirty-six (36) months plus the number of days from the Closing Date to the end of the month in which the Closing Date occurs.

         1.3 INTEREST RATE. The average monthly balance of all outstanding Advances together with all other outstanding obligations of Borrower shall bear interest at the Interest Rate. After the occurrence of an Event of Default and after the Maturity Date, the Loan will bear interest at the Default Rate.

         1.4 PAYMENTS.

             (a) MONTHLY PAYMENTS. Commencing on October 1, 1999, Borrower shall pay interest computed at the Interest Rate in arrears on the first day of each month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

             (b) FINAL PAYMENT. The entire outstanding principal amount of the Loan, together with all accrued but unpaid interest, fees, and charges, shall be payable on the Maturity Date.

         1.5 PREPAYMENTS.

             (a) VOLUNTARY PREPAYMENTS. Borrower may prepay the Loan in whole or in part without premium upon five (5) days' prior written notice to Lender only pursuant to the release provisions set forth in Section
          2.6 hereof.

             (b) MANDATORY PREPAYMENTS. If Borrower receives any payment with respect to the condemnation or lease of the property encumbered by the Deed of Trust (other than rental payments and expense reimbursements) including, without limitation, lease termination, cancellation or similar fees, Borrower shall immediately prepay the principal balance of the Loan in an amount equal to such payment. No prepayment premium will be due with respect to any such prepayments. Any mandatory prepayment shall be accompanied by an amount equal to the interest accrued thereon to the date of receipt of such prepayment in collected funds.

         1.6 RELEASES OF TIMESHARE INTERESTS. Provided that no Event of Default shall have occurred and be continuing, Lender agrees to release individual Intervals and their appurtenant interests in the common elements from the lien of the Deed of Trust, or Assignment of Beneficial Interests in accordance with and subject to all of the following terms, provisions and conditions:

             (a) Borrower shall request releases in writing not less than five
          (5) business days prior to the date the release is needed. Each request for release shall be for a minimum of ten (10) Intervals at a time and shall be submitted no more frequently than one (1) time per week.

             (b) Lender shall have received, with respect to each Interval to be sold: (i) a partial release document prepared by Borrower at Borrower's expense in form and content satisfactory to Lender; (ii) a schedule containing a list of those Intervals previously released by Lender and those Intervals, remaining to be released; and (iii) all other data reasonably necessary to support the Borrower's entitlement to the release, including, without limitation, such other documents, certificates, opinions and assurances as Lender may request, together with the legal fees and disbursement of Lender's counsel incurred in connection with the issuance of each such release.

             (c) At the time of release, Borrower shall pay to Lender, in cash or immediately available funds, a release price of $1,600 for each Interval to be released. Said payment shall be applied in reduction of the unpaid principal balance of the Note. The payment of the aforesaid release price in accordance with these terms and provisions shall not preclude the payment of additional monies (at the option of the Borrower) in connection with any release.

             (d) Releases of Intervals shall not affect or impair the lien or security interest of the Deed of Trust or the Mortgage and Assignment of Beneficial Interests (or Lender's liens and security interests created by the other Loan Documents) as to other Property (as defined in the Deed of Trust) not theretofore released, and said liens and security interest shall continue in full force and effect as to the unreleased Intervals and such other Property.

                                    SECTION 2

                                   COLLATERAL

         2.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Indebtedness, Borrower does hereby unconditionally and irrevocably assign, pledge and grant to Lender a first priority continuing security interest and lien in and to the right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "COLLATERAL"):

             (a) All unsold Timeshare Intervals encumbered by the Deed of Trust or Assignment of Beneficial Interests which are part of a Timeshare Program offered at a Resort, together with all security deposits, accounts, receivables, profits and proceeds contract rights, general intangibles, chattel paper, documents, instruments and all books and records relating to the foregoing, from time to time arising from the sale of such Intervals;

             (b) All cash and other monies and property of Borrower in the possession or under the control of Lender;

             (c) All other "Property", as said term is defined in the Deed of Trust;

             (d) All collateral now or hereafter securing the Revolving Receivables Loan; and

             (e) All proceeds, profits, extensions, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing.

                                    SECTION 3

                        CONDITIONS PRECEDENT TO ADVANCES

         The obligation of Lender to make Advances is subject to satisfaction of all of the conditions set forth below.

         3.1 REQUEST FOR ADVANCE. Lender shall have received, prior to each Advance, a completed and executed "Request for Advance" in the form attached hereto as EXHIBIT C.

         3.2 CONDITIONS PRECEDENT TO INITIAL ADVANCE. Lender shall have received, as conditions precedent to the making of the initial Advance hereunder, in form and substance satisfactory to Lender, all documents, instruments and information identified on SCHEDULE 3.2 and all other agreements, notes, certificates, orders, authorizations, financing statements, and other documents which Lender may at any time reasonably request.

         3.3 CONDITIONS PRECEDENT TO ADDITIONAL ADVANCES. As conditions precedent to the making of each additional Advance hereunder, Borrower shall have satisfied all of the conditions precedent for the making of the Initial Advance, and all other conditions precedent for making Advances set forth in this Agreement and in any other Loan Document.

         3.4 SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

         3.5 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of the Advance except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the SCHEDULES or EXHIBITS as a result of any disclosures made by Borrower to Lender after the Closing Date and approved by Lender.

         3.6 NO DEFAULT. No Event of Default shall have occurred and no condition shall exist which, but for notice or the passage of time, or both, may result in an Event of Default.

         3.7 PERFORMANCE OF AGREEMENTS. Borrower shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it.

         3.8 FEES AND EXPENSES. Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement.

                                   SECTION 4

                     GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall remain true throughout the term of this
Agreement:

         4.1 ORGANIZATION, STANDING, QUALIFICATION, BORROWER EXISTENCE. Borrower is, and will remain at all times, a corporation duly formed, validly existing and in good standing under the laws of the State of Texas, with its principal place of business at 1221 Riverbend, Suite 120, Dallas, Texas 75247. Borrower is in good standing under the laws of the State of Missouri and is authorized to transact business in the State of Missouri.

         4.2 AUTHORIZATION AND ENFORCEABILITY.

             (a) EXECUTION AND DELIVERY. The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action of Borrower, and does not and will not (i) violate any provision of the Borrower's articles of incorporation or bylaws or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any lien upon or with respect to any asset of Borrower other than liens and security interests in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

             (b) NO OTHER APPROVALS. No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents, except for such filings as are contemplated by the Loan Documents.

             (c) VALIDITY OF DOCUMENTS. The Loan Documents have been duly authorized and, when duly executed and delivered by Borrower, will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws now or hereafter in effect which relate to or affect the enforceability of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.3 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to each of the Eligible Unsold Timeshare Intervals. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any Resort, and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against any of the Resorts other than the Permitted Exceptions.

         4.4 LITIGATION AND PROCEEDINGS. Except as disclosed on SCHEDULE 4.4 hereto, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower any Resort or the Intervals, at law or in equity, or before or by any governmental authority, in any case individually in which the claim exceeds or would reasonably be expected to exceed $50,000 or all cases for which claims in the aggregate exceed or could reasonably be expected to exceed $250,000. Borrower has received no notice from any court or governmental authority alleging that Borrower has violated any applicable timeshare act, any of the rules or regulations thereunder, or any other applicable laws.

         4.5 LICENSES AND PERMITS. Borrower possesses all requisite franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted and to sell the Interests.

         4.6 ENVIRONMENTAL MATTERS. No Resort contains any Hazardous Materials. Neither Borrower nor any of the Resorts have received notice from any governmental agency, entity or other person with regard to Hazardous Materials on or affecting any Resort; neither Borrower nor any Resort, or any portion thereof, are in violation of any applicable federal, state, or local environmental or health laws relating to or affecting such Resort or Borrower. No Unit contains asbestos.

         4.7 FULL DISCLOSURE. No information, exhibit or written report furnished by or on behalf of Borrower to Lender in connection with the Loan contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no legal or contractual restriction which will prevent it from offering or selling Intervals to Purchasers in any state where it is selling Intervals.

         4.8 MARGIN REGULATIONS. The proceeds from the Loan to be evidenced by the Note will be used to finance Borrower's existing unsold Timeshare Interval Inventory at certain Resorts and to provide funds for new Timeshare Intervals at such Resorts. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

         4.9 NO DEFAULTS. No default exists, and there is no violation in any material respect of any term of any agreement, partnership agreement, charter instrument, bylaw or other instrument to which Borrower is a party or by which either may be bound.

         4.10 COMPLIANCE WITH LAW.

             (a) Neither Borrower nor any Resort or Timeshare Association is in violation of any laws, ordinances, governmental rules or regulations to which it is subject; and

             (b) Borrower has not failed to make or cause to be made any registrations or declarations with any government or agency or department thereof, necessary to the ownership of any of the Intervals or to the conduct of its business including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects the business, prospects, profits, properties or condition (financial or otherwise) of Borrower. Borrower has, to the extent required by its activities and businesses, fully complied with (i) all of the applicable provisions of (A) the Consumer Credit Protection Act, as amended; (B) the Federal Trade Commission Act, as amended; (C) the Federal Interstate Land Sales Full Disclosure Act, as amended; (D) any applicable timeshare act; (E) all other applicable federal statutes; and (F) all rules and regulations promulgated under any of the foregoing; and (ii) all of the applicable provisions of any law of any state in which Borrower is selling Intervals (and the rules and regulations promulgated thereunder) relating to the sale, offering for sale or financing of Intervals.

         4.11 EMPLOYER BENEFIT PLANS. Borrower is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

         4.12 REPRESENTATIONS AS TO THE RESORTS.

             (a) ACCESS. Each of the Resorts has direct access to a publicly dedicated road over a recorded easement and all roadways, if any, inside the Resorts are common areas under the Declaration.

             (b) UTILITIES. Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service each of the Resorts and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

             (c) AMENITIES. All amenities described in the sales prospectus and the Public Reports for each of the Resorts are completed, or a bond insuring their completion has been posted. Each Purchaser of an Interval will have access to and the use of all of the amenities and public utilities of the respective Resort as and to the extent provided in the Declaration and the Public Reports.

             (d) CONSTRUCTION. All costs arising from the construction of any improvements and the purchase of any equipment, inventory, or furnishings located in or on each of the Resorts have been paid.

             (e) SALE OF INTERVALS. The sale, offering of sale, and financing of Intervals in the Resorts (i) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; and (ii) do not violate any applicable law, statute or regulation including, without limitation, any applicable timesharing law, statute, or regulation.

         4.13 COLLATERAL.

             (a) TITLE. Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interest created by the Deed of Trust, this Agreement, or otherwise created in favor of Lender. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender.

             (b) POWER. Borrower has the lawful right, power and authority to grant a security interest in the Collateral. The Deed of Trust, the Certificates of Beneficial Interest, the Mortgage and Assignment of Beneficial Interest, this Agreement and all filings and other actions necessary or desirable to perfect and protect such security interest, create a valid and perfected first priority security interest in the Collateral securing the payment and performance of the Indebtedness.

             (c) TAXES AND LIENS. Borrower has paid all taxes, levies and other charges upon the Collateral. Borrower shall defend Lender against and save it harmless from all claims of any Persons other than Lender with respect to the Collateral, and this indemnity shall include all attorneys' fees and legal expenses.

             (d) DEED OF TRUST; ASSIGNMENT OF BENEFICIAL INTEREST. The Deed of Trust constitutes a valid and enforceable first and prior lien and security interest on the properties and interests covered thereby and the Mortgage and Assignment of Beneficial Interest a valid and enforceable first and prior lien and security interest in the property, interests and rights covered thereby.

                                   SECTION 5

                              AFFIRMATIVE COVENANTS

         So long as any portion of the Indebtedness remains unpaid, Borrower hereby agrees with Lender as follows:

         5.1 PAYMENT AND PERFORMANCE OF INDEBTEDNESS. Borrower shall pay and promptly perform all of the obligations hereunder and under the Loan Documents.

         5.2 INSURANCE. Borrower shall duly and promptly comply with all of the insurance provisions set forth in the Deed of Trust.

         5.3 CONDEMNATION. Borrower shall duly and promptly comply with all of the condemnation provisions set forth in the Deed of Trust.

         5.4 REPORTING REQUIREMENTS. So long as the Indebtedness remains unpaid, Borrower shall duly and promptly furnish to Lender all reports, financial statements, compliance certificates, and other related information required by any document or instrument evidencing, securing, or executed in connection with the Receivables Loan, or as may otherwise be requested by Lender from time to time.

         5.5 CLAIMS. The Collateral is and shall remain free of all liens and encumbrances whatsoever (including, without limitation, claims for labor, services, materials and supplies) except for the Permitted Exceptions. In the event any lien attaches to any Collateral, Borrower shall, within ten (10) days after such attachment, either (a) cause such lien to be released of record or
(b) provide Lender with a bond in accordance with the applicable laws of the state where the subject Collateral is located, issued by a corporate surety acceptable to Lender, in an amount acceptable to Lender and in form acceptable to Lender.

         5.6 TITLE. Borrower shall promptly notify Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding.

         5.7 SUBORDINATED OBLIGATIONS. Borrower represents and warrants as of the date hereof that Borrower is not indebted to any affiliated entity of Borrower and during the term hereof will not become indebted to any affiliated entity of Borrower without Lender's prior written consent. In the event of any such consent and upon the creation of such indebtedness, such indebtedness shall be subordinate to the debt of this Loan and Borrower shall obtain the execution of all parties and deliver to Lender a Subordination Agreement in the form of
EXHIBIT 5.7 hereto. Borrower will not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note except in accordance with the terms of such subordination, (b) permit the amendment, rescission or other modification of any such subordination provisions of any of Borrower's subordinated obligations in such a manner as to affect adversely Lender's lien or the prior position of the Note, or (c) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of any subordinated obligations of Borrower except in accordance with the terms any intercreditor agreement.

         5.8 FURTHER ASSURANCES. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith may be necessary or appropriate to more effectively evidence or secure the Indebtedness and to ensure the performance of the terms and provisions of the Loan Documents. In addition, Borrower shall deliver to Lender from time to time upon each request by Lender such documents, instruments or other matters or items as Lender may require to evidence Borrower's compliance with its representations, warranties and covenants.

         5.9 AFFIRMATIVE COVENANTS IN OTHER DOCUMENTS. Borrower shall duly and promptly comply with and perform, or cause to be complied with and performed, all of the affirmative covenants set forth (a) in the Deed of Trust, the Assignment of Beneficial Interest or in any other Loan Document, (b) in any document or instrument evidencing, securing, or executed in connection with the Receivables Loan, or (c) in any other document or instrument evidencing, securing, or executed in connection with any other Indebtedness.

         5.10 SUSPENSION OF SALES. Upon the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction (collectively a "Suspension of Sales") that materially adversely limits or otherwise affects any Interval sales activities, and, such Suspension of Sales is not lifted or dismissed within fifteen (15) days of issuance or imposition, Lender shall be entitled to cease Advances secured by Intervals only with respect to the state in which such Suspension of Sales has been imposed. If such Suspension of Sales has not been lifted or dismissed within sixty (60) days, Lender shall thereafter be entitled to cease all Advances hereunder if at any time during the pendency of such Suspension of Sales, total sales by Borrower have declined by twenty percent (20%) or more during any sixty (60) day period compared to the same sixty (60) day time period in the prior year and Lender shall have no obligation to make further Advances hereunder until such Suspension of Sales is lifted or dismissed..

                                   SECTION 6

                               NEGATIVE COVENANTS

         So long as any portion of the Indebtedness remains unpaid or Lender's committed to lend hereunder, unless Lender otherwise consents in writing, Borrower hereby covenants and agrees with Lender as follows:

         6.1 NEGATIVE COVENANTS IN OTHER DOCUMENTS. Borrower shall not violate or permit to be violated any of the negative covenants set forth (a) in the Deed of Trust, the Assignment of Beneficial Interest or in any other Loan Document,
(b) in any document or instrument evidencing, securing, or executed in connection with the Receivables Loan, or (c) in any other document or instrument evidencing, securing, or executed in connection with any other Indebtedness.

         6.2 USE OF LENDER NAME. Borrower shall not, and shall not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with governmental agencies.

         6.3 MATERIAL ADVERSE CHANGE. In the event of a Material Adverse Change, Lender shall be entitled to immediately suspend any further Advances to Borrower until such Material

Adverse Change is cured. Borrower shall immediately notify Lender upon the occurrence of a Material Adverse Change.


                                   SECTION 7

                                EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following shall occur:

         7.1 PAYMENTS. Failure of Lender to receive from Borrower, within five
(5) days of the date written notice has been sent to Borrower after the due date: (a) any amount payable under the Note, or (b) any other payment due under the Loan Documents, except for the Note payment due at the Maturity Date for which no grace period is allowed.

         7.2 COVENANT DEFAULTS. Borrower shall fall to perform or observe any covenant, agreement, obligation, representation or warranty contained in this Agreement or in any of the Loan Documents (other than any covenant or agreement obligating Borrower to pay the Indebtedness), and such failure shall continue for thirty (30) days after Lender delivers written notice thereof to Borrower, provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed sixty
(60) days.

         7.3 WARRANTIES OR REPRESENTATIONS. Any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, shall be false, misleading or incorrect in any material respect as of the date made.

         7.4 INVOLUNTARY PROCEEDINGS. If a case is commenced or a petition is filed and not dismissed within sixty (60) days against Borrower under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar law providing for the relief of debtors and generally affecting the rights of creditors; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than sixty (60) days; or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than sixty (60) days.

         7.5 PROCEEDINGS. Borrower voluntarily seeks, consents to or acquiesces in the benefit of any provision of any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar law providing for the relief of debtors and generally affecting the rights of creditors, whether now or hereafter in effect; consents to the filing of any petition against it under such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its assets.

         7.6 ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing or levy against Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000 which is not discharged in full or stayed within thirty (30) days after issuance or filing.

         7.7 INSOLVENCY. Borrower shall become insolvent or otherwise generally be unable to pay its debts when due.

         7.8 DEFAULT BY BORROWER IN OTHER AGREEMENTS. Any default by Borrower in the payment of Indebtedness for borrowed money after the expiration of any applicable grace or cure period; any other default under such Indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such Indebtedness; or any default which permits the holders of such Indebtedness to control Borrower.

         7.9 DEFAULT UNDER DEED OF TRUST. If a default or Event of Default occurs under the Deed of Trust or any other Loan Document and such default or Event of Default is not cured within the applicable grace period (if any), provided therein.

         7.10 DEFAULT UNDER OTHER LOANS. If a default or Event of Default occurs under (a) any document or instrument evidencing, securing or executed in connection with the Receivables Loan, or (b) any document or instrument evidencing, securing, or executed in connection with any other Indebtedness, and any such default or event of default (as described in (a) or (b) above) is not cured within the applicable grace period (if any) provided therein.

         7.11 CROSS DEFAULT, CROSS COLLATERALIZATION. This Loan is given in connection with one or more loans which Lender, either individually or as Agent on behalf of itself and other Lenders, has made or will make to Borrower. Upon the occurrence of an Event of Default under this Agreement or any of the other Loan Documents relating hereto or the occurrence of an Event of Default under the Amended and Restated Receivables Loan Agreement (Receivables Loan Agreement") regarding the Receivables Loan or the Construction Loan, then in any such event, the Lender may declare all of the principal, interest and other sums which may be outstanding under this Loan and under the Receivables and Construction Loans (collectively the "Indebtedness") to be immediately due and payable and the Lender may exercise any and all rights and remedies provided in the Loan Documents or any Loan Document in connection with this Agreement, the Receivables Loan or the Construction Loan.

         Any and all Collateral, as defined in each Loan Agreement, and granted as security for any Loan shall secure to Lender the payment of the total Indebtedness in the performance of the covenants and agreements set forth in this Loan Agreement, the Receivables Loan Agreement or the Construction Loan Agreement (collectively the "Obligations"), all of which are secured to Lender without apportionment or allocation of any part or portion of said Collateral.

         Upon such an Event of Default Lender shall be entitled to enforce the payment of the Indebtedness and performance of all Obligations and to exercise all of its rights, remedies and powers provided hereunder or under any other Loan Agreement in one or more proceedings, whether contemporaneous, consecutive or both to be determined by Lender in its sole and absolute discretion. The enforcement of any such rights or remedies by Lender shall not constitute an election of remedies and shall not prejudice in any way, limit or preclude the enforcement of any other right or remedy under any of the Loan Documents through one or more additional proceedings. No judgment obtained by Lender in any one or more enforcement proceeding shall merge the debt secured hereby into such judgment and any portion of the Indebtedness which shall remain unpaid shall be a continuing obligation of Borrower not merged with such judgment. Lender may bring any action or proceeding including without limitation foreclosure through judicial proceedings, power of sale or otherwise in any state or federal court and such proceeding may relate to all or any part of the total Collateral without regard to the fact that any one or more prior or contemporaneous proceedings have been commenced elsewhere with respect to the same or any other part of the total Collateral.

         The proceeds of any such enforcement or foreclosure shall be applied to the payment of the Indebtedness in such order as Lender may determine in its sole discretion.

        The documents and instruments evidencing and securing this Loan shall also secure the Receivables Loan of even date herewith between Agent and Borrower and any Construction Loan which may be entered into hereafter between Borrower and Agent as Lender pursuant to that certain Standby Commitment dated September 1, 1999 and vise-versa.

                                   SECTION 8

                                    REMEDIES

         8.1 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Lender may take any one or more of the following actions, all without notice to Borrower

             (a) ACCELERATION. Declare the unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

             (b) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate.

             (c) EXERCISE OF OTHER RIGHTS. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

         8.2 APPLICATION OF COLLATERAL: TERMINATION OF AGREEMENTS. Upon the occurrence of an Event of Default, Lender may apply against the Indebtedness any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.

         8.3 WAIVERS. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Indebtedness, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes.

         8.4 CUMULATIVE RIGHTS. All rights and remedies available to Lender under the Loan Document shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have Instituted any suit for collection or other action in connection with the Loan Documents.

         8.5 EXPENDITURES BY LENDER. Any sums expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein shall become part of the Indebtedness and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

                                   SECTION 9

                            CERTAIN RIGHTS OF LENDER

         9.1 PROTECTION OF COLLATERAL. Lender may at any time, and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lenders liens and security interests therein and will take such actions to preserve the Collateral and Lender's liens and security interests therein.

         9.2 PERFORMANCE BY LENDER. If Borrower fails to perform any agreement contained herein, Lender may, but shall not be obligated to, cause the performance of such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower pursuant to Section 10.3 below.

         9.3 FEES AND EXPENSES. Borrower agrees to promptly pay all reasonable Costs (defined below) incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Note until paid. For the purposes hereof "COSTS" shall mean all expenditures and expenses which may be paid or incurred by or on behalf of Lender including payments to remove or protect against liens, attorneys' fees (including fees of Lenders inside counsel), receivers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of any of the Resorts or the Collateral (subject to the annual limits thereon set forth in the Receivables Loan Agreement), outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidder's at any foreclosure sale a true condition of the tide to, or the value of, the Collateral.

         9.4 LENDER'S RIGHT OF SET-OFF. Upon the occurrence of an Event of Default, or if Lender shall be served with garnishment process in which Borrower shall be named as defendant, whether or not any Event of Default shall have occurred, Lender may, but shall not be required to, set-off any indebtedness owing by Lender to Borrower against any of the Indebtedness without first resorting to the security hereunder and without prejudice to any other rights or remedies of Lender or its security interest herein.

         9.5 ASSIGNMENT OF LENDER'S INTEREST. Lender shall have the right to assign all or any portion of its rights in this Agreement to any subsequent holder or holders of the Indebtedness.

         9.6 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, (a) from time to time to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, Interests and liens; and (b) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all obligations of Borrower to Lender have been satisfied.

         9.7 INDEMNIFICATION OF LENDER. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature what so ever which may be imposed on, incurred by or asserted against Lender, in any way relating to or arising out of (a) this Agreement and the Loan Documents and/or (b) any of the transactions contemplated therein or thereby (including, without limitation, those in any way relating to or arising out of the violation by Borrower of any federal or state laws including the Interstate Land Sales Act or the Timeshare
Act). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, and subject to the condition that no Event of Default under this Agreement shall then exist, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrowers sole cost and expense, with legal counsel satisfactory to Lender. Notwithstanding any defense by Borrower of any such suit, claim or demand, Lender shall have the right to participate in any material decision affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. It is the express intention of the parties hereto that the indemnity provided for herein is intended to and shall protect and indemnify Lender from the consequences of Lenders own negligence (but not gross negligence or willful misconduct), whether or not that negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement.


                                   SECTION 10

                                  MISCELLANEOUS

         10.1 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier, or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:                Silverleaf Resorts, Inc.
                                    Attn: Robert Mead
                                    1221 Riverbend, Suite 120
                                    Dallas, Texas 75247
                                    Telecopy: (214) 905-0514

With a copy to:                     Meadows, Owens, Collier, Reed,
                                    Cousins & Blau., L.L.P.
                                    Attn: George Bedell, Esq.
                                    3700 Nations Bank Plaza
                                    901 Main Street
                                    Dallas, Texas 75202
                                    Telecopy: (214) 747-3732

Notices to Lender:                  Heller Financial, Inc. R
                                    Attn: Portfolio Manager, Vacation Ownership
                                          Finance
                                    500 West Monroe St.
                                    Chicago, Illinois 60661
                                    Telecopy: (312) 441-7924

With a copy to:                     Heller Financial, Inc.
                                    Vacation Ownership
                                    Attn: Legal Representation

                                    500 West Monroe St.
                                    Chicago, Illinois 60661
                                    Telecopy: (312) 441-7872


         10.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

         10.3 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND APPLICABLE LAWS OF THE UNITED STATES.

         10.4 LIMITATION ON INTEREST. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Agreement, the Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if such Loan(s) have been paid in full. Neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.5 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable and this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

         10.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lenders receipt of one or more counterparts hereof signed by Borrower and Lender.

         10.7 NO DUTY. All attorneys, accountants, appraisers, consultants, custodians and other professional persons retained by Lender shall have the right to act exclusively in the interests of Lender and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Borrower or any of its partners, or any of its shareholders, or to any other person or entity.

         10.8 LENDER NOT FIDUCIARY. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         10.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto, supersedes all prior agreements and understandings between the parties whether written or oral relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among Lender, Borrower or between any two or more of them. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower and/or the other affected parties.

         10.10 VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES MARK R. TAYLOR, WHOSE ADDRESS IS 190 S. LASALLE STREET, CHICAGO, ILLINOIS 60603, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY PROVIDED THAT A COPY OF SUCH PROCESS IS DELIVERED TO BORROWER PURSUANT TO SECTION 10.1 ABOVE SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE
(5) DAYS NOTICE TO BORROWER. LENDER SHALL SEND A COPY OF SUCH SERVICE TO BORROWER IN ACCORDANCE WITH PARAGRAPH 10.1 ABOVE BUT THE FAILURE OF LENDER TO DO SO SHALL NOT INVALIDATE SERVICE OF PROCESS AS PROVIDED HEREIN. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

         10.11 JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING

BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         10.12 DIRECTLY OR INDIRECTLY. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

         10.13 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         10.14 BROKER'S FEES. There are no brokers, finders' or other similar fees or commitments due with respect to the transactions described in the Agreement. Borrower shall defend Lender and save and hold it harmless from all claims of any Persons for any such fees which indemnity shall include reasonable attorneys' fees and legal expenses.

                                   APPENDIX 1

                               DEFINITION OF TERMS



TERMS DEFINED. The following terms used in this Agreement shall have the following meanings:


         ADVANCE. Proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with this Agreement.

         ADVANCE FEE. A fee payable by Borrower to Lender at the time of each Advance in the amount of 1% of such Advance.

         AFFILIATE. (a) Any person or entity which has a financial interest in Borrower; (b) any person or entity under common ownership with Borrower; (c) any person or entity in which Borrower has a financial interest (any of (a), (b) or (c) are referred to as a "Related Party"); (d) any person or entity which has a financial interest in any Related Party; (e) any trust for the benefit of Borrower or any Related Party; or (f) any person or entity In which any Related Party has a financial interest.

         ASSIGNMENTS OF BENEFICIAL INTERESTS. The Assignment of Borrower's Beneficial Interests in the Oak N' Spruce Resort Trust to Lender in the form attached as EXHIBIT D.

         AVAILABILITY. The amount of the Loan ($10,000,000) less Advances by Lender outstanding hereunder and under the Receivables Loan in excess of $40,000,000 provided that no more than $5,000,000 in advances outstanding hereunder and under the Receivables Loan in the aggregate shall be secured by Assignments of Beneficial Interests in the Oak N' Spruce Resort Trust.

         AVAILABILITY PERIOD. The period commencing on the Closing Date and ending August 31, 2002.

         BUSINESS DAY. Any day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Illinois or the United States.

         CERTIFICATES OF BENEFICIAL INTERESTS. The Certificates of Beneficial Interest in the Oak N' Spruce Resort Trust evidencing the use rights of Purchasers.

         CLOSING DATE. The date this Agreement is executed and delivered.

         CODE. The Uniform Commercial Code as adopted and in force in the State of Illinois as the same may be amended from time to time.

         COLLATERAL. Has the meaning assigned in Section 3.

         CONSTRUCTION LOAN. That certain Construction Loan which may be entered into hereafter between Borrower and Lender pursuant to that certain Standby Commitment dated __________, 1999.

         COSTS.  Shall have the meaning set forth in Section 9.3.

         DECLARATION OR TIMESHARE DECLARATION. The Declaration recorded or to be recorded in the real estate records where each Timeshare Project is located for the purpose of adding ownership of Timeshare Intervals to the Timeshare Program, as it may be in effect from time to time.

         DECLARATION OF TRUST. The Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust and all amendments and supplements thereto.

         DEED OF TRUST. Those certain Deeds of Trust and Security Agreement or Mortgages and Security Agreement dated of even date herewith or granted hereafter from time to time from Borrower, as grantor, to Lender or the Trustee named therein, in trust, for the benefit of Lender, as it may from time to time be extended, renewed, restated or replaced, substantially in the form of EXHIBIT D attached hereto and made a part hereof, as same may from time to time be renewed, amended, restated or replaced encumbering Eligible Unsold Timeshare Intervals.

         DEFAULT RATE. A per annum rate of interest equal to the Interest Rate plus four percent (4%).

         ELIGIBLE UNSOLD TIMESHARE INTERVAL. Each Interval at the Resorts listed on EXHIBIT E satisfying all of the following criteria:

          (a) An existing unsold Interval in an applicable Resort with respect to a Unit that has been completed and developed in accordance with all applicable building codes and furnished in a manner substantially similar to the model unit, and for which a certificate of occupancy or similar permit for occupancy has been obtained;

          (b) All amenities and facilities (including, without limitation, all utilities) for the applicable Resort have been completed, and all prospective Purchasers of such unsold Intervals would have uninterrupted use of all such amenities and facilities;

          (c) All furnishings in the unsold Units and all furnishings to the common areas of each of the Resorts are owned by Silverleaf Club, a non-profit Texas corporation, free of charges, liens and security interests; and

          (d) The unsold Interval is encumbered by the applicable Deed of Trust or Assignment of Beneficial Interest and is not subject to any lien not previously consented to by Lender;

         ENVIRONMENTAL CERTIFICATE. An environmental certificate executed by Borrower, and such other persons or parties as required by Lender, in form and substance satisfactory to Lender, as it may be from time to time renewed, amended, restated or replaced.

         EVENT OF DEFAULT. Has the meaning set forth in Section 8 of this Agreement.

         FINANCED INTERVAL. Any Eligible Unsold Timeshare Interval as to which an Advance has been made and which is encumbered by the Deed of Trust and secures the Loan.

         HAZARDOUS MATERIALS. Any hazardous, dangerous or toxic substance or material within the meaning of any federal, state or local law, regulation or ordinance.

         INDEBTEDNESS. Collectively, all payment obligations of Borrower to
Lender: (i) under the Note and other Loan Documents; (ii) in connection with the Amended and Restated Receivables Loan and Security Agreement from Lender to Borrower, and (iii) any Construction Loan Agreement entered into between Lender to Borrower pursuant to that certain Standby Commitment dated September 1, 1999 together with any and all other indebtedness of Borrower to Lender whether now existing or hereafter arising.

         INTEREST RATE. The outstanding principal balance of the Loan shall bear interest at a floating rate per annum equal to the Base Rate plus three and one half percent (3.5%) (the "Interest Rate"). Base Rate shall mean the rate published each business day in the Wall Street Journal for deposits maturing ninety (90) days after issuance under the caption "Money Rates, London Interbank Offered Rates" (LIBOR); provided, however, that after the occurrence of an Event of Default the Loan will bear interest at the Default Rate. The Interests Rate for each calendar month shall be fixed based upon the Interest Rate published prior to and in effect on the first business day of such month. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed.

         INTERVAL OR TIMESHARE INTERVAL. An undivided fee simple ownership interest as tenants in common with all other Purchasers with respect to any Unit with a right to use such Unit for one week annually, together with all appurtenant rights and interests as more particularly described in the Timeshare Documents or the use rights and other rights and interest of a purchase under a Certificate of Beneficial Interest in the Oak N' Spruce Resort Trust.

         LOAN. This Ten Million and 00/100 Dollar ($10,000,000.00) revolving Inventory Loan described in this Agreement.

         LOAN DOCUMENTS. Collectively, this Agreement, the Note, the Deed of Trust and any and all other agreements, documents, instruments and certificates delivered or contemplated to be delivered in connection with this Agreement, as such may be amended, renewed, extended, restated or supplemented from time to time.

         MANDATORY PREPAYMENT. Any prepayment required by Section 2.5(b) of this Agreement.

         MASTER DEED(S). The Master Deeds whereby the Resorts were conveyed to Borrower including but not limited to:

          (a) Warranty Deed dated May 31, 1989, and recorded in Volume 2915, Page 215 of the Real Property Records of Smith County, Texas, and an Assignment of Development and Contract Rights, dated May 31, 1989, and recorded in Volume 2915, Page 274 of the Real Property Records of Smith County, Texas;

          (b) Warranty deed Dated May 31, 1989, and recorded in Book 194, Page 854 of the Deed Records of Stone County, Missouri, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Book 135, Page 360 of the Deed Records of Stone County, Missouri;

          (c) Warranty Deed dated May 31, 1989, and recorded in Volume 1162, Page 519 of the Real Property Records of Wood County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Volume 1162, Page 526 of the Real Property Records of Wood County, Texas;

          (d) Warranty Deed dated May 31, 1989, and recorded under Clerk's File No. 8922886 of the Real Property Records of Montgomery County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded under Clerk's File No. 8922887 of the Real Property Records of Montgomery County, Texas.

          (e) Warranty Deed dated May 31, 1989, and recorded in Book 300, Page 650 of the Recorder of Deeds of Taney County, Missouri, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Book 301, Page 331 of the Recorder of Deeds of Taney County, Missouri;

          (f) Warranty Deed dated May 31, 1989 and recorded in Volume 679, Page 29 of the Real Property Records of Comal County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts and Trade Name dated May 31, 1989, and recorded in Volume 679, Page 36 of the Real Property Records of Comal County, Texas.

          (g) Special Warranty Deed dated August 1, 1997 and recorded under Clerk's File No. 97-12710 of the Real Property Records of LaSalle County, Illinois.

          (h) Special Warranty Deed dated August 1, 1997 and recorded in Book 784, Page 1189 of the Real Property Records of Jefferson County, Missouri.

          (i) Assignment of Beneficial Interest dated December 24, 1997 but effective December 31, 1997 and recorded with the Berkshire Middle District

               Registry of Deeds in Berkshire County, Massachusetts in Book 1586, Page 644.

          (j) Limited Warranty Deed dated September 24, 1998 and recorded in Book 414, Page 348; Limited Warranty Deed dated October 13, 1998 and recorded in Book 416, Page 714; Limited Warranty Deed dated November 24, 1998 and recorded in Book 420, Page 587; and Limited Warranty Deed dated December 9, 1998 and recorded Book 421, Page 563, all of the Real Property Records of Habersham County, Georgia.

          (k) Special Warranty deed dated February 11, 1998 and recorded under Clerk's File No. ###-##-####, and Special Warranty deed dated November 24, 1997 and recorded under Clerk's File No. ###-##-####, both of the Real Property Records of Galveston County, Texas.

         MATERIAL ADVERSE CHANGE. Shall mean an adverse change in Borrower's revenue, total assets or net worth of more than five percent (5%) from those represented to Lender as of the Closing Date.

         MATURITY DATE. August 31, 2002 or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise.

         NOTE. The revolving promissory note evidencing the Loan in the original principal amount of $10,000,000 executed and delivered by Borrower to Lender concurrently herewith as same may from time to time be renewed, amended, restated, or replaced.

         PERMITTED EXCEPTIONS. The exceptions to title listed on EXHIBIT A.

         PERSON. Natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         PUBLIC REPORTS. Any public reports now or hereafter filed with and approved by any jurisdiction having control over the sale of Intervals for a Resort.

         PURCHASE DOCUMENTS. Any purchase agreement and related sale and escrow documents executed and delivered by a Purchaser to Borrower with respect to the purchase of an Interval.

         PURCHASER. Any Person who purchases one or more Intervals.

         RESORTS. The timeshare vacation resorts legally described on EXHIBIT F hereto.

         RECEIVABLES LOAN. The $70,000,000 loan from Lender to Borrower.

         TIMESHARE DOCUMENTS. Any and all documents evidencing or relating to the sale of Intervals by Borrower.

         TIMESHARE INTEREST. An Interval.

         TIMESHARE PROGRAM. The program in which Purchasers have purchased Timeshare Interests; owners of Timeshare Interests have the right to use and enjoy their respective Timeshare Interests on a recurring basis; and owners of Timeshare Interests share the expenses associated with the operation and management of such program.

         TIMESHARE PROJECT. The part of the Resorts which Lender currently has approved, and may from time to time hereafter approve in writing, as being subject to a Timeshare Program.

         TITLE INSURER. Any title insurance company previously approved in writing by Lender.

         TITLE INSURANCE POLICY. A title insurance mortgage policy issued by a Title Insurer in the amount of each Advance covering the Financed Intervals (except for the Certificates of Beneficial Interest in the Oak N' Spruce Resort Trust) and subject only to the Permitted Exceptions insuring that the Deed of Trust is a first lien upon the "Property" (as said term is defined in the Deed of Trust) subject only to the Permitted Exceptions. Said policy shall contain a Variable Rate Endorsement and be in form and substance otherwise acceptable to Lender.

         UNIT. One individual air space dwelling unit, together with all furniture, fixtures and furnishings therein, and together with any and all interest in common elements appurtenant thereto, as provided in the Declaration.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                  BORROWER:

                                  SILVERLEAF RESORTS, INC.,
                                  a Texas corporation



                                  By: /s/ Robert Mead
                                      -----------------------------------------
                                      ROBERT MEAD,
                                      Chief Executive Officer


                                  LENDER:

                                  HELLER FINANCIAL, INC.


                                  By: /s/ Kathryn Ploutt
                                      -----------------------------------------
                                  Name: Kathryn Ploutt
                                        ---------------------------------------
                                  Its:  Vice President
                                        ---------------------------------------




Exhibits and Attachments:

Appendix 1       -    Definition of Terms
Schedule 3.2     -    Closing Deliveries
Schedule 4.4     -    List of Litigation Matters
Exhibit A        -    Permitted Exceptions
Exhibit B        -    Legal Description For The Resorts
Exhibit C        -    Request For Advance
Exhibit D        -    Form Of Assignment Of Beneficial Interest/Form Of Deed
                      Of Trust Or Mortgage
Exhibit E        -    Approved Resorts, Appraisals And Pending Receipt Of
                      Opinion Letters For All States Except Texas
Exhibit F        -    Silverleaf Resorts, Inc.
                      Ownership And Management Of Resorts
Exhibit 5.7      -    Borrower's Debts, Liabilities And Obligations To Any
                      Affiliates Of Borrower